SUB-ITEM 77C


As of March 29, 2006, the majority shareholder of the Preferred Value Fund approved by written consent the Subadviser Agreement between Caterpillar Investment Management Ltd. ("CIML") and Barrow, Hanley, Mewhinny & Strauss, Inc. with respect to a portion of the Preferred Value Fund.

A special joint meeting of shareholders of the Preferred Value Fund was held on June 9, 2006 (the "Special Meeting") to approve an Agreement and Plan of Reorganization providing for (i) the sale of the net assets of the Preferred Value Fund to T. Rowe Price Value Fund (the "T. Rowe Value Fund"), in exchange for shares of the T. Rowe Value Fund, and (ii) the distribution of such shares to the shareholders of the Preferred Value Fund in liquidation of the Preferred Value Fund. 18,825,836.820 shares voted in favor of the proposal, while 1,568.780 shares voted against the proposal (950.850 shares abstained from voting).

A special joint meeting of shareholders of the Preferred Large Cap Growth Fund was held on June 9, 2006 (the "Special Meeting") to approve an Agreement and Plan of Reorganization providing for (i) the sale of the net assets of the Preferred Large Cap Growth Fund to T. Rowe Price Growth Stock Fund (the "T. Rowe Growth Stock Fund"), in exchange for shares of the T. Rowe Growth Stock Fund, and (ii) the distribution of such shares to the shareholders of the Preferred Large Cap Growth Fund in liquidation of the Preferred Large Cap Growth Fund. 27,765,835.610 shares voted in favor of the proposal, while 7,358.260 shares voted against the proposal (6,044.340 shares abstained from voting).

A special joint meeting of shareholders of the Preferred Mid Cap Growth Fund was held on June 9, 2006 (the "Special Meeting") to approve an Agreement and Plan of Reorganization providing for (i) the sale of the net assets of the Preferred Mid Cap Growth Fund to T. Rowe Price Mid-Cap Growth Fund (the "T. Rowe Mid-Cap Growth Fund"), in exchange for shares of the T. Rowe Mid-Cap Growth Fund, and
(ii) the distribution of such shares to the shareholders of the Preferred Mid Cap Growth Fund in liquidation of the Preferred Mid Cap Growth Fund. 11,027,068.340 shares voted in favor of the proposal, while 118.000 shares voted against the proposal (2,080.540 shares abstained from voting).

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A special joint meeting of shareholders of the Preferred Small Cap Growth Fund was held on June 9, 2006 (the "Special Meeting") to approve an Agreement and Plan of Reorganization providing for (i) the sale of the net assets of the Preferred Small Cap Growth Fund to T. Rowe Price New Horizons Fund (the "T. Rowe New Horizons Fund"), in exchange for shares of the T. Rowe New Horizons Fund, and (ii) the distribution of such shares to the shareholders of the Preferred Small Cap Growth Fund in liquidation of the Preferred Small Cap Growth Fund. 12,556,672.590 shares voted in favor of the proposal, while 125.550 shares voted against the proposal (292.290 shares abstained from voting).

A special joint meeting of shareholders of the Preferred Asset Allocation Fund was held on June 9, 2006 (the "Special Meeting") to approve an Agreement and Plan of Reorganization providing for (i) the sale of the net assets of the Preferred Asset Allocation Fund to T. Rowe Price Capital Appreciation Fund (the "T. Rowe Capital Appreciation Fund"), in exchange for shares of the T. Rowe Capital Appreciation Fund, and (ii) the distribution of such shares to the shareholders of the Preferred Asset Allocation Fund in liquidation of the Preferred Asset Allocation Fund. 14,948,030.900 shares voted in favor of the proposal, while 221.910 shares voted against the proposal (636.550 shares abstained from voting).

A special joint meeting of shareholders of the Preferred International Value Fund was held on June 9, 2006 (the "Special Meeting") to approve an Agreement and Plan of Reorganization providing for (i) the sale of the net assets of the Preferred International Value Fund to T. Rowe Price International Growth & Income Fund (the "T. Rowe International Growth & Income Fund"), in exchange for shares of the T. Rowe International Growth & Income Fund, and (ii) the distribution of such shares to the shareholders of the Preferred International Value Fund in liquidation of the Preferred International Value Fund. 18,829,299.301 shares voted in favor of the proposal, while 45,095.700 shares voted against the proposal (389,061.370 shares abstained from voting).

A special joint meeting of shareholders of the Preferred International Growth Fund was held on June 9, 2006 (the "Special Meeting") to approve an Agreement and Plan of Reorganization providing for (i) the sale of the net assets of the Preferred International Growth Fund to T. Rowe Price International Stock Fund (the "T. Rowe International Stock Fund"), in exchange for shares of the T. Rowe International Stock Fund, and (ii) the distribution of such shares to the shareholders of the Preferred International Growth Fund in liquidation of the Preferred International Growth Fund. 7,051,299.770 shares voted in favor of the proposal, while 0 shares voted against the proposal (0 shares abstained from voting).

A special joint meeting of shareholders of the Preferred Short-Term Government Securities Fund was held on June 9, 2006 (the "Special Meeting") to approve an Agreement and Plan of Reorganization providing for (i) the sale of the net assets of the Preferred Short-Term Government Securities Fund to T. Rowe Price Short-Term Bond Fund (the "T. Rowe Short-Term Bond Fund"), in exchange for shares of the T. Rowe Short-Term Fund, and (ii) the distribution of such shares to the shareholders of the Preferred Short-Term Government Securities Fund in liquidation of the Preferred Short-Term Government Securities Fund. 17,065,679.290 shares voted in favor of the proposal, while 0 shares voted against the proposal (4,031.820 shares abstained from voting).

A special joint meeting of shareholders of the Preferred Fixed Income Fund was held on June 9, 2006 (the "Special Meeting") to approve an Agreement and Plan of Reorganization providing for (i) the sale of the net assets of the Preferred Fixed Income Fund to T. Rowe Price New Income Fund (the "T. Rowe New Income Fund"), in exchange for shares of the T. Rowe New Income Fund, and (ii) the distribution of such shares to the shareholders of the Preferred Fixed Income Fund in liquidation of the

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Preferred Fixed Income Fund. 35,419,984.670 shares voted in favor of the proposal, while 188.000 shares voted against the proposal (8,613.240 shares abstained from voting).

A special joint meeting of shareholders of the Preferred Money Market Fund was held on June 9, 2006 (the "Special Meeting") to approve an Agreement and Plan of Reorganization providing for (i) the sale of the net assets of the Preferred Money Market Fund to T. Rowe Price Summit Cash Reserves Fund (the "T. Rowe Summit Cash Reserves Fund"), in exchange for shares of the T. Rowe Summit Cash Reserves Fund, and (ii) the distribution of such shares to the shareholders of the Preferred Money Market Fund in liquidation of the Preferred Money Market Fund. 267,447,588.440 shares voted in favor of the proposal, while 544,317.410 shares voted against the proposal (22,779.880 shares abstained from voting).